EXHIBIT 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBestSM Declares an $0.08/Share Quarterly Dividend

FORT SMITH, Arkansas, January 31, 2017 — The board of directors of ArcBestSM (Nasdaq: ARCB) has declared a quarterly cash dividend of eight cents ($0.08) per share to holders of record of its Common Stock, $0.01 par value, on February 14, 2017, payable on February 28, 2017.

ABOUT ARCBEST

ArcBestSM (Nasdaq: ARCB) is a logistics company with creative problem solvers who have The Skill and the Will® to deliver integrated logistics solutions. At ArcBest, We’ll Find a Way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair. For more information, visit arcb.com.

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